UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2010

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 1, 2010, the Partnership completed its acquisition of Zephyr Gas Services, LP (“Zephyr”).  Zephyr’s assets consist of amine plants and other gas treating equipment, together with associated working capital assets, located primarily in Texas and Louisiana. The Partnership acquired Zephyr from Zephyr Gas Management, LLC, an unrelated party, for approximately $185,000,000, funded with borrowings under the Partnership's revolving credit facility and subject to normal post-closing conditions and working capital adjustments.

The foregoing summary of the transaction does not purport to be complete and is qualified in its entirety by reference to the definitive Merger Agreement filed as Exhibit 10.46 to the Partnership’s Periodic Report on Form 10-Q filed with the SEC on August 9, 2010 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On September 1, 2010, the management of Regency Energy Partners LP announced the completion of its previously announced acquisition of Zephyr Gas Services, a field services company based in Houston, Texas.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
(a)-(c)	Not applicable.
(d)	Exhibits.

Exhibit
Number	Description
Exhibit 99.1	Regency Energy Partners LP press release dated September 1, 2010 announcing the completion of its previously announced acquisition of Zephyr Gas Services.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Paul M. Jolas
Paul M. Jolas
Executive Vice President, Chief Legal Officer and Secretary

September 1, 2010